EXHIBIT 10(a)

CUMMINS INC.

2003 STOCK INCENTIVE PLAN

(As Amended October 14, 2003)

1.                                       Objectives.  The Cummins Inc. 2003 Stock Incentive Plan (the “Plan”) is designed to retain and motivate executives and other selected employees, and to link the interests of these employees with the interests of the Company’s shareholders.  It is also intended to be a source of equity-based annual fees payable to non-employee directors of the Company to more closely link their financial interests with those of the Company’s shareholders.  These objectives are accomplished by making incentive and other awards of the Company’s stock under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.                                       Definitions

(a)  “Award” – The grant of any form of stock option, stock appreciation right or stock award whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)  “Award Agreement” – An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c)  “Board” – The Board of Directors of the Company.

(d)  “Change of Control” – The occurrence of any of the following: (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of  Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board, shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

(e)  “Common Stock” – Authorized and issued or unissued Common Stock, par value $2.50 per share, of the Company.

(f)  “Code” – The Internal Revenue Code of 1986, as amended from time to time.

(g)  “Committee” – The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan.  The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and shall initially consist of not less than three members of the Board, each of whom is ineligible to receive Awards (other than automatic fee Awards to Outside Directors described in Section 6 below), shall have been so ineligible for at least one year prior to serving on the Committee and shall satisfy the requirements to be a disinterested person contained in Rule 16-b-3(1)(2)(i).

(h)  “Company” – Cummins Inc. and its subsidiaries, including subsidiaries of subsidiaries.

(i)  “Fair Market Value” – The average of the high and low prices of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Stock were made on said Exchange on that date, the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

(j)  “Outside Director” – A non-employee member of the Board.

(k)  “Participant” – Any employee or Outside Director of the Company to whom an Award has been made under the Plan.

3.                                       Eligibility.  Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company.  All Outside Directors are also eligible.

4.                                       Stock Available for Awards.  A total of two million five hundred thousand (2,500,000) shares of the Company’s Common Stock shall be available for Awards granted wholly or partly in stock under provisions of the Plan. From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.  Common Stock related to Awards under this Plan or the 1992 Stock Incentive Plan that are forfeited, terminated or expired unexercised, or related to options or stock appreciation rights settled in cash in lieu of stock, shall again become available for Awards.  Any Common Stock that so becomes available shall be carried forward and be available for Awards.

5.                                       Administration.  The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions (other than restrictions related to automatic fee Awards described in Section 6 below), including waivers of restrictions on exercise of outstanding stock options and appreciation rights, waivers of vesting requirements and acceleration of Award payments, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.  These powers include, but are not limited to, the adoption of modifications, amendments, procedures, sub-plans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws.

6.                                       Director Automatic Formula Awards.  Each Outside Director shall automatically receive, on the date of each annual meeting of Shareholders, in lieu of cash payment an annual award of Common stock, restricted as to transfer for a period of six (6) months following the date of the award.  The number of shares in each such annual award shall be equal to one-half (1/2) of his or her Board retainer fee, divided by the average of closing prices of Common Stock as reported on the composite tape of the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the date of the award.

7.                                       Employee Awards.  The Committee shall determine the type or types of Award(s) to be made to each employee Participant and shall set forth in the related Award

Agreement the terms, conditions and limitations applicable to each Award.  Awards may include but are not limited to those listed in this Section 7.  Awards may be granted singly, in combination or in tandem.  Awards may also be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.  On such terms and conditions as shall be approved by the Committee, the Company or any of its subsidiaries may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such person to acquire shares of Common Stock acquired upon the exercise of options, provided, however, such lending would not violate terms of the Sarbanes-Oxley Act of 2002.  No more than one-half of the total shares authorized under this plan may be awarded as Stock Awards, as defined below.

(a)  Stock Option – a grant of the right to purchase a specified number of shares of Common Stock at not less than 100% of Fair Market Value on the date of grant during a specified period as determined by the Committee.  A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that (i) to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as may be required by the Code), such option shall not be treated as an ISO and (ii) the option shall be exercisable for a period of not more than ten years from the date of grant.

(b)  Stock Appreciation Right – a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be not less than Fair Market Value.

(c)  Stock Award – An Award made in Common Stock or denominated in units of Common Stock.  All or part of any Common Stock award may be subject to conditions established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance.  Such Awards may be based on Fair Market Value or other specified valuation.

The minimum restriction period for Performance Shares (shares requiring certain performance measures to be achieved in order to vest) will be one year from the Grant Date.  The minimum restriction period for Restricted Stock (shares requiring only continued employment with the Company to vest) will be two years if vesting occurs in annual increments, and three years if cliff vesting occurs for the entire grant. The minimum restriction periods for Restricted Stock do not apply to Restricted Stock that was originally granted as Performance Shares and is converted to Restricted Stock after being earned by achieving performance measures.  The minimum restriction periods do not apply to any grants made in lieu of cash compensation, as is the case for Outside Directors.

8.                                       Payment of Awards.  Award payments made in the form of Common Stock may include such restrictions, as the Committee shall determine, including restrictions on transfer and forfeiture provisions.  When transfer of Common Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”.  Further, with Committee approval, payments may be deferred, either in the form of installments or a future single payment.  The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement.  Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment be forfeited in accordance with the provisions of Section 11.  Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock.  At the discretion of the Committee, a participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9.                                       Stock Option Exercise.  The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof.  The Committee shall determine acceptable methods for tendering Common Stock or other Awards and may impose such conditions on the use of Common Stock or other Awards to exercise a stock option as it deems appropriate.  In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.                                 Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and to retain at the time of delivery or vesting of shares under the Plan, an appropriate number of shares of Common Stock in value sufficient to cover the payment of any taxes required by law to be withheld or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that a Participant shall have the option to provide the

Company with the funds to enable it to pay such taxes.  Notwithstanding the preceding sentence, if the Participant is subject to Section 16 of the Exchange Act, the Participant must affirmatively elect whether he wishes to (i) have the Company retain shares of Common Stock, (ii) provide the Company with other funds or (iii) have the Company deduct an amount from other compensation due him in order to satisfy the tax withholding requirements arising under an Award.

11.                                 Termination of Employment.  If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 11, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise.

(a)                                  Retirement Under a Company Retirement Plan.  When a Participant’s employment by the Company terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

(b)                                 Resignation in the Best Interests of the Company.  When a Participant resigns from the Company and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may  (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 12 or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s best interests.

(c)                                   Death or Disability of a Participant.

(i)  In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have the period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award Agreement.

(ii)  In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of the Company’s Long-Term Disability Plan, any successor plan, or similar plan of another employer, Awards and rights to any Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii)  After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a single sum to the Participant, the Participant’s estate, beneficiaries or representative – notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

Restriction periods for grants of Restricted Stock and Performance Shares will not be accelerated except in the event of Retirement, Death, Disability, or Change of Control of the Corporation.

12.                                 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan and with the condition that the Participant (whether or not an employee of the Company at the time) shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

13.                                 Transferability

(a)                                  Except pursuant to paragraph (c) of Section 11 or paragraph (b) below, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(b)                                 The Company may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer a stock option Award (other than an ISO), in whole or in part, to a spouse, domestic partner, or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, or a partnership or other entity in which all the beneficial owners are Family Members.  Subsequent transfers of Awards shall be prohibited except in accordance with this paragraph 13(b).  All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company, shall continue to apply following a transfer made in accordance with this paragraph 13(b).

14.                                 Adjustments.  In the event of any change in the Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, split-up, spin-off, dividend other than a regular quarterly cash dividend, separation, reorganization, liquidation, merger, consolidation or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, and (ii) covered by outstanding Awards; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.  In the event of any of the changes described in the first sentence of this Section 14, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

15.                                 Change of Control.  In the event of a Change of Control, any time period relating to the exercisability or realization of an outstanding Award shall be immediately accelerated so that any outstanding Award as of the date of the Change of Control may be exercised or realized in full.  In addition, in order to maintain the Participant’s rights in the event of a Change of Control, the Committee, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of, a Change of Control:

(a)  make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or

(b)  cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards, as it may deem equitable and in the best interests of the Company with respect to changes in control.

16.                                 Amendment, Modification, Suspension or Discontinuance of the Plan.  The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.  Subject to changes in law or other legal requirements, which would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Commons Stock then outstanding to (i)

increase the maximum number of shares of Common Stock that may be awarded under the Plan (except for adjustments pursuant to Section 14 of the Plan), (ii) decrease the option price, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) withdraw administration of the Plan from the Committee or (v) extend the period during which Awards may be granted.

17.                                 Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of Indiana and construed accordingly.

18.                                 Effective and Termination Dates.  The Plan shall become effective on the date of its adoption by the Board and Awards may be made immediately thereafter, but no Stock Award may be paid, Restricted Stock issued (unless containing restrictions requiring cancellation of such Restricted Stock if stockholder approval is not received) or Stock Option exercised under the Plan until it is approved by the holders of a majority of the shares of common Stock then outstanding.  The Plan shall terminate on December 31, 2012, subject to earlier termination by the Board pursuant to Section 16.